EXHIBIT 99
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                                 CERTIFICATION
               Pursuant to 18 U.S.C. Section 1350, As Adopted
          Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     Each of the undersigned hereby certifies, on behalf of the Tucson Electric Power Company 401(k) Plan (the "Plan"), in his capacity as a member of the Plan Administrative Committee, that to his knowledge:

   1. The Plan's Annual Report (the "Report") on Form 11-K for the period ended December 31, 2002 fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

   2. The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.


Dated: June 27, 2003                      By: /s/  Kevin P. Larson
                                              --------------------------
                                                   Kevin P. Larson
                                     Member of Plan Administrative Committee


Dated: June 27, 2003                      By: /s/  Steven J. Glaser
                                              --------------------------
                                                   Steven J. Glaser
                                     Member of Plan Administrative Committee


Dated: June 27, 2003                      By: /s/  Michael J. DeConcini
                                              --------------------------
                                                   Michael J. DeConcini
                                     Member of Plan Administrative Committee


     A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.

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